Exhibit 4.3

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of November 26, 2012 (this “Supplemental Indenture”), is entered into among Deluxe Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (together with its successors and assigns, the “Company”), each Subsidiary Guarantor listed on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 14, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.375% Senior Notes due 2015 of the Company (the “Securities”);

WHEREAS, the Company issued Securities pursuant to the Indenture and there is currently outstanding under the Indenture $200,000,000 aggregate principal amount of the Securities;

WHEREAS, the Company and the Guarantors desire to amend the Indenture as set forth herein;

WHEREAS, Section 10.2 of the Indenture permits amendment of the Indenture as provided in Article II of this Supplemental Indenture by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities;

WHEREAS, the Company has commenced, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated as of November 9, 2012 (the “Offer to Purchase”), an offer to purchase all of the outstanding Securities and a solicitation to obtain the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities to the amendments to the Indenture set forth in Article II of this Supplemental Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors of the Company and the Board of Directors or Board of Managers, as applicable, of each Guarantor; and

WHEREAS, (1) the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (the “Consenting Securities”) and has satisfied all other conditions precedent provided under the Indenture to enable the Company, the Guarantors and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, and (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

Definitions

Section 1.1                                    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments to Indenture

Section 2.1                                    Deletion of Restrictive Covenants. The Indenture is hereby amended by deleting the following sections of the Indenture in their entirety and all cross references in the Indenture are hereby amended to reflect the deletion of such sections:

Section 3.2	Limitation on Indebtedness
Section 3.3	Limitation on Restricted Payments
Section 3.4	Limitation on Restrictions on Distributions from Restricted Securities
Section 3.5	Limitation on Sales of Assets and Subsidiary Stock
Section 3.6	Limitation on Liens
Section 3.7	Limitation on Subsidiary Guarantees
Section 3.8	Limitation on Affiliate Transactions
Section 3.9	Change of Control
Section 3.10	SEC Reports
Section 3.11	Effectiveness of Covenants
Section 3.14	Payment of Taxes and Other Claims
Section 3.18	Statement by Officers as to Default
Section 4.2	Restrictions on Secured Debt
Section 4.3	Restrictions on Sale and Leaseback Transactions
Section 4.4	Additional Investment Grade Covenants
Sections 5.1(a)(ii) and (iii)	Merger and Consolidation

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Section 2.2                                    Deletion of Events of Default. Section 7.1 of the Indenture is hereby amended by deleting, in their entirety, all provisions governing Events of Default as they apply to restrictive covenants eliminated as a result of the amendments set forth in Section 2.1 of this Supplemental Indenture. In addition, Section 7.1(v) and Section 7.1(vii) of the Indenture are hereby deleted in their entirety and all cross references in the Indenture are hereby amended to reflect the deletion of such sections.

Section 2.3                                    Deletion of Definitions. Section 1.1 of the Indenture is hereby amended by deleting, in their entirety, all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.1 and Section 2.2 of this Supplemental Indenture.

ARTICLE III

Miscellaneous

Section 3.1                                    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.2                                    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.3                                    Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.4                                    Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.5                                    Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

Section 3.6                                    Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the Company, the Guarantors and the Trustee. The amendments set forth in Article II of this Supplemental Indenture will become operative concurrently with the Company’s first acceptance of the Consenting Securities for payment pursuant to the Offer to Purchase.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DELUXE CORPORATION

By:	/s/ Terry Peterson
Name:	Terry Peterson
Title:	Senior Vice President, Chief Financial Officer

CUSTOM DIRECT, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

CUSTOM DIRECT LLC,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

DELUXE BUSINESS OPERATIONS, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

DELUXE ENTERPRISE OPERATIONS, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

DELUXE FINANCIAL SERVICES, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

DELUXE MANUFACTURING OPERATIONS, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

DELUXE SMALL BUSINESS SALES, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

HOSTOPIA.COM INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

ORANGESODA, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

SAFEGUARD BUSINESS SYSTEMS, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

SAFEGUARD HOLDINGS, INC.,
as a Subsidiary Guarantor

By:	/s/ Terry D. Peterson
Name:	Terry D. Peterson
Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to Supplemental Indenture]